UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2017

ADTRAN, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24612	63-0918200
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

901 Explorer Boulevard, Huntsville, Alabama 35806-2807

(Address of principal executive offices, including zip code)

(256) 963-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 17, 2017, the Board of Directors (the “Board”) of ADTRAN, Inc. (the “Company”), upon a recommendation by the Compensation Committee of the Board (the “Committee”), approved terms of new performance shares to be granted under the ADTRAN, Inc. 2015 Employee Stock Incentive Plan as additional incentive compensation payable for 2017 to certain management employees of the Company, including senior management. The performance shares are designed to align management performance with strategic opportunities intended to increase shareholder return. Eligible employees will receive a grant of restricted stock units, which will vest after three years if, at the end of the three-year period at December 31, 2019, the Company has attained certain financial targets. The targets are based on the growth of the Company’s adjusted earnings before interest and taxes over the three-year measurement period. If minimum performance measures are not met, then no performance shares will vest and all awards and performance measures are subject to final approval by the Board of Directors.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on February 7, 2017.

ADTRAN, Inc. (Registrant)

By:	/s/ Roger D. Shannon
Roger D. Shannon Senior Vice President of Finance, Chief Financial Officer, Corporate Secretary and Treasurer (Principal Accounting Officer)